UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2023
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LIANBIO
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-40947	98-1594670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Drive, Suite 309 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (609) 486-2308
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares, each representing 1 ordinary share, $0.000017100448 par value per share	LIAN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.
On December 22, 2023 (the “Closing Date”), LianBio Development (HK) Limited (“LianBio Development”), a subsidiary of LianBio, Janssen Pharmaceutica NV (“Janssen”), a Johnson & Johnson company, and, as applicable, LianBio entered into an Asset Purchase Agreement (the “APA”). LianBio Development and LianBio had previously entered into a License, Development and Commercialization Agreement, dated as of May 11, 2021, as amended by that certain Amendment No. 1 thereto dated March 16, 2023 (the “Lian LDCA”) with Nanobiotix S.A. (“Nanobiotix”), pursuant to which Nanobiotix granted to LianBio Development certain rights and licenses to develop and commercialize NBTXR3, an investigational potential first-in-class radioenhancer, in Mainland China, Hong Kong, Taiwan, Macau, South Korea, Singapore and Thailand. Under the APA, LianBio Development and certain of its affiliates (the “Seller Entities”) will sell to Janssen all of the Seller Entities’ rights, tile and interests in the products licensed to LianBio Development under the Lian LDCA (the “Licensed Products”) along with certain related properties and assets, and Janssen will assume certain related liabilities, each effective as of the Closing Date. The transactions contemplated by the APA and related ancillary documents are hereinafter referred to as the “Transactions.”
Pursuant to the APA, LianBio Development will receive a one-time payment of $25 million. In addition, LianBio Development is eligible to receive a sales milestone payment of $5 million within 60 days after the end of the first calendar year in which the aggregate net sales of the Licensed Products in the People’s Republic of China exceed $20 million.
In addition, LianBio Development will perform certain transition activities to facilitate the transition of development of the Licensed Products and the related properties and assets, including the transfer of certain regulatory approvals, filings and studies as well as certain ongoing regulatory activities related to the Licensed Products and the related properties and assets during the transition period, as applicable. The transition activities are expected to be completed within six months following the Closing Date.
Concurrently with the execution of the APA, LianBio, LianBio Development, Nanobiotix and Janssen entered into a Novation Agreement, dated as of December 22, 2023, pursuant to which Nanobiotix acknowledged and consented to the Transactions, including the novation and assumption or termination of LianBio Development’s right, title and interest in the Lian LDCA and any other contracts which Janssen will assume to which Nanobiotix or any of its affiliates is a party.
The foregoing description of the APA is qualified in its entirety by reference to the full text of the APA, a copy of which LianBio expects to include as an exhibit to a future periodic report, to be filed with the U.S. Securities and Exchange Commission.

Item 1.02 Termination of a Material Definitive Agreement.
The disclosures regarding the Transactions set forth in Item 1.01 above are incorporated by reference into this Item 1.02.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIANBIO

By:	/s/ Brianne Jahn
Brianne Jahn
Chief Business Officer
Date: December 26, 2023